Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No. 4 to the Registration Statement (No. 333-198704) on Form S-1 of Energy & Exploration Partners, Inc. of our report, which is dated April 29, 2015, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ HEIN & ASSOCIATES LLP

Dallas, Texas

July 17, 2015